SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549

                    --------------------




                          FORM 8-K


   CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE
    SECURITIES AND EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

                Date of Report: June 12, 1997




                        PRO-DEX,INC.
   (Exact Name of Registrant as Specified in its Charter)


               Commission File Number 0-14942


          Colorado                          84-1261240
----------------------------         ------------------------
(State or other Jurisdiction             (I.R.S. Employer
     of Incorporation or                  Identification
        Organization)                         Number)



   1401 Walnut Street, Suite 540, Boulder, Colorado 80302
 (Address Of Principal Executive Offices, Including Zip Code)




               Registrant's Telephone Number,
             Including Area Code: (303) 443-6136
















          INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 1.  Changes in the Control of Registrant.  None.

ITEM 2.  Acquisition or Disposition of Assets.

      On June 11, 1997, consistent with the decision of its Board of Directors, the Registrant completed the sale of its dental clinic management operation in California.The transaction pursuant to which the assets, with certain exceptions to include the accounts receivable, were sold to Professional Dental Management, L.L.C., a California Limited Liability Company whose managing member was previously the President of the Registrant's subsidiary and former Director of the Registrant, provides that Professional Dental Management, L.L.C. assume approximately $670,000.00 of Pro-Dex Management, Inc. liabilities in exchange for the inventory, property, and equipment of the dental clinic management company. Pro-Dex Management, Inc. will retain its accounts receivable in the amount of approximately 1.8 million dollars which will be collected over the next 12 - 24 months with the assistance of Professional Dental Management, Inc. The losses from operations of Pro-Dex Management, Inc. have been reported on a discontinued basis since the announcement by the Registrant's Board of Directors of its intent to sell the assets of its wholly owned subsidiary.


ITEM 3.  Bankruptcy or Receivership.  None.

ITEM 4.  Changes in Registrant's Certifying Registered
         Accountant.  None.

ITEM 5.  Other Events.  None.

ITEM 6.  Resignation of Registrant's Directors.  None.

ITEM 7.  Financial Statements and Exhibits.  None.

ITEM 8.  Changes in Fiscal Year.  None.




















                         SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              PRO-DEX, INC.



                              ___________________________
                              George J. Isaac
                              Chief Financial Officer